SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 22, 2004

STANADYNE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	333-45823	22-2940378
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

92 Deerfield Road

Windsor, Connecticut 06095-4209

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (860) 525-0821

N/A

(former name or former address if changed since last report)

Item	9. Regulation FD Disclosure

On June 23, 2004, Stanadyne Corporation (the “Company”) announced that a definitive agreement has been reached to sell 100% of the stock of Stanadyne’s parent, Stanadyne Automotive Holding Corp., to an investor group led by Kohlberg Investors IV, L.P., an affiliate of Kohlberg & Company, L.L.C., a private merchant banking firm based in Mt. Kisco, New York and Palo Alto, California (the “Acquisition”). The Acquisition is subject to customary closing conditions and is expected to close in the third quarter of 2004.

On July 21, 2004, the Company announced that it commenced an offering of $160 million principal amount of senior subordinated notes due 2014 pursuant to Regulation D to qualified institutional buyers as defined in Rule 144A and Regulation S of the Securities Act of 1933, as amended.

Following are portions of the summary historical and pro forma financial information and unaudited pro forma condensed consolidated financial information included in the preliminary offering circular, dated July 20, 2004, to be distributed in connection with the Company’s offering of the senior subordinated notes due 2014 described above. Throughout this filing, “the Transactions” refer to the Acquisition and the related transactions, including the issuance of the notes, the establishment of the new senior secured credit facilities, the repayment of certain existing indebtedness, including the tender for the Company’s existing 10 1/4% senior subordinated notes, and the payment of related fees and expenses. All references to “we,” “us” and “our” refer to the Company and its consolidated subsidiaries after giving effect to the Transactions.

This report is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company. The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

*    *    *    *    *

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following table sets forth summary historical consolidated financial and other operating data for Stanadyne, including data for, and as of, the twelve months as of a date more recent than the period ended last fiscal year. The summary statement of operations and other operating data for, and as of, the years ended December 31, 2003, December 31, 2002 and December 31, 2001 have been derived from our audited consolidated financial statements. The summary statement of operations and other operating data for, and as of, the quarters ended March 31, 2004 and March 31, 2003 have been derived from our unaudited condensed consolidated financial statements for those periods. Results for the quarter ended March 31, 2004 are not necessarily indicative of or to be expected for the full year.

The summary unaudited pro forma consolidated financial and other data for, and as of, the twelve months ended March 31, 2004 and for the twelve months ended June 30, 2004 were derived from our unaudited pro forma consolidated financial statements appearing elsewhere in this offering circular, which, with respect to the statement of operations data, give effect to the Transactions as if they occurred as of the beginning of each period presented and with respect to the balance sheet data, give effect to the Transactions as if they occurred as of March 31, 2004. The unaudited pro forma consolidated financial and other data does not purport to represent what our results of operations would have been if the Transactions had occurred as of such date indicated or what such results will be for future periods.

	Year Ended			Three Months Ended		Three Months Ended		Twelve Months Ended		Pro Forma Twelve Months Ended
	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Mar. 31, 2003	Mar. 31, 2004	June 30, 2003	June 30, 2004	March 31, 2004(a)	June 30, 2004(b)	Mar. 31, 2004
	(dollars in thousands)
STATEMENT OF OPERATIONS DATA:
Net sales	$254,450	$260,690	$290,199	$70,867	$81,957	$73,467	$92,067	$301,289	$319,889	$301,289
Cost of goods sold	208,139	215,391	234,108	57,057	65,216	57,889	71,010	242,267	255,388	242,267

Gross profit	46,311	45,299	56,091	13,810	16,741	15,578	21,057	59,022	64,501	59,022
Selling, general and administrative expenses	37,207	35,251	32,769	8,681	8,145	7,415	9,370	32,233	34,188	33,692

Operating income	9,104	10,048	23,322	5,129	8,596	8,163	11,687	26,789	30,313	25,330
Other income (expense):
Gain from extinguishment of debt	—	—	715	813	—	—	—	(98)	(98)	—
Interest expense, net	(10,141)	(9,403)	(8,257)	(2,124)	(1,966)	(2,056)	(1,947)	(8,099)	(7,990)	(20,818)
Income taxes (benefit)	370	(153)	6,897	1,301	2,520	2,499	2,741	8,116	8,358	1,970
Minority interest in loss of consolidated subsidiary	—	255	245	73	41	86	(7)	213	120	213

Net income (loss)(c)	$(1,407)	$1,053	$9,128	$2,590	$4,151	$3,694	$6,992	$10,689	$13,987	$2,755

BALANCE SHEET DATA:
Cash and cash equivalents	$120	$4,683	$17,977	$1,681	$17,798	5,952	18,948	17,798	18,948	$5,622
Total assets	273,064	268,458	283,725	276,175	294,571	281,538	297,819	294,571	297,819	440,682
Total debt	112,320	102,455	95,154	97,709	94,876	96,183	93,296	94,876	93,296	229,769
Stockholders’ equity	65,724	67,319	82,100	71,952	87,272	77,835	93,623	87,272	93,623	105,000

	Year Ended			Three Months Ended		Pro Forma Twelve Months Ended
	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Mar. 31, 2003	Mar. 31, 2004	Mar. 31, 2004	June 30, 2004
	(dollars in thousands)
OTHER DATA:
Adjusted EBITDA(d)	$31,239	$32,044	$45,112	$10,658	$14,028	$46,737	$50,346
Adjusted EBITDA margin(e)	12.3%	12.3%	15.5%	15.0%	17.1%	15.5%	15.7%
Capital expenditures	17,971	10,867	12,815	2,648	1,993	12,221	12,706
Depreciation and amortization	21,035	20,896	20,690	5,222	5,189	20,657	20,508

(a)	Twelve months ended March 31, 2004 is calculated by taking the year ended December 31, 2003 results and adding the three months ended March 31, 2004 and subtracting the three months ended March 31, 2003.

(b)	Twelve months ended June 30, 2004 is calculated by taking the year ended December 31, 2003 results and adding the three months ended March 31, 2004 and the three months ended June 30, 2004 and subtracting the three months ended March 31, 2003 and the three months ended June 30, 2003.

(c)	Net income in 2003 and 2002 excluded amortization for goodwill of approximately $1.9 million which was recorded in 2001. Effective as of January 1, 2002, the Statement of Financial Accounting Standards (“FAS”) No. 142 “Goodwill and Other Intangible Assets” states that goodwill is no longer subject to amortization, but is annually assessed for impairment by applying a fair-value based test.

(d)	A reconciliation of net income (loss) to EBITDA and EBITDA to adjusted EBITDA is included below:

	Year Ended			Three Months Ended		Pro Forma Twelve Months Ended
	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Mar. 31, 2003	Mar. 31, 2004	Mar. 31, 2004	June 30, 2004
	(dollars in thousands)
Net income (loss)	$(1,407)	$1,053	$9,128	$2,590	$4,151	$2,755	$5,250

Interest expense, net	10,141	9,403	8,257	2,124	1,966	20,818	20,867
Income tax expense (benefit)	370	(153)	6,897	1,301	2,520	1,970	3,091
Depreciation and amortization	21,035	20,896	20,690	5,222	5,189	20,657	20,508
Minority interest	—	(255)	(245)	(73)	(41)	(213)	(120)
Other items	—	—	(715)	(813)	—	—	—

EBITDA	30,139	30,944	44,012	10,383	13,753	45,987	49,596

Management fee(1)	1,100	1,100	1,100	275	275	750	750

Adjusted EBITDA	$31,239	$32,044	$45,112	$10,658	$14,028	$46,737	$50,346

(1)	Represents the annual advisory fees and expenses payable to American Industrial Partners. Upon completion of the Transactions, we and our parent will enter into a management agreement with Kohlberg & Company, L.L.C., pursuant to which Kohlberg & Company, L.L.C. will receive an aggregate annual management fee of up to $1.0 million.

EBITDA represents net income (loss) before interest expense, net, income tax expense (benefit), depreciation and amortization, minority interest and other items. We consider EBITDA and adjusted EBITDA to be key indicators of operating performance as they are instrumental in the determination of compliance with certain financial covenants in the Company’s existing and contemplated credit facilities. EBITDA and adjusted EBITDA are not defined terms under GAAP and should not be considered as alternatives to operating income or net income as measures of operating results or cash flows as a measure of liquidity. Adjusted EBITDA adjusts EBITDA by excluding the management fee. EBITDA and adjusted EBITDA have important limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. For example, EBITDA and adjusted EBITDA:

•	Do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Do not reflect changes in, or cash requirements for, our working capital needs;

•	Do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•	Exclude tax payments that represent a reduction in cash available to us;

•	Do not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

In addition, adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we and the lenders under our new senior secured credit facilities may consider to be indicative of our ongoing operations. In particular, we expect that the definition of adjusted EBITDA in our new senior secured credit facilities will allow us to add back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes.

Because of these limitations, we rely primarily on our GAAP results and use EBITDA and adjusted EBITDA only supplementally.

(e)	Represents the percentage of adjusted EBITDA to net sales.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been derived by the application of pro forma adjustments to our historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 gives effect to the Transactions as if they occurred as of March 31, 2004. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 and the three and twelve months ended March 31, 2004 give effect to the Transactions as if they occurred as of the beginning of each period presented. The unaudited pro forma condensed consolidated financial data do not purport to represent what our financial position or results of operations would have been if the Transactions had occurred as of the dates indicated, nor are they indicative of the results for any future periods.

The unaudited pro forma condensed consolidated financial statements account for the Transactions utilizing purchase accounting, which requires that we reset our assets and liabilities to their fair values. Such valuations are based upon available information and certain assumptions that we believe are reasonable. The total purchase price was allocated to our net assets based upon preliminary estimates of fair value. The final purchase price allocation will be based on a formal valuation analysis and may include adjustments to the amounts shown here. The final allocation will also be impacted by any post-closing purchase adjustments pursuant to the stock purchase agreement. A final valuation will be obtained after completion of the Transactions.

The following transactions have not been included as expenses in our unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the three and twelve months ended March 31, 2004, since these expenses will not have a continuing impact on our operating results; however, these amounts will be charged to operations in the third quarter of 2004:

•	Estimated charge of $16.0 million related to the compensation to be paid to certain employees in connection with the Transactions, including cancellation of vested stock options.

•	Estimated charge of $2.5 million related to the premium to be paid for the tender offer for our existing 10 1/4% senior subordinated notes.

•	Estimated $6.0 million of fees to be paid in connection with our sale and other costs incurred as a result of the Transactions.

STANADYNE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2004

(Dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$17,798	$(12,176	)(1)(10)	$5,622
Accounts receivable, net	47,807	—		47,807
Inventories, net	34,249	(403	)(2)	33,846
Prepaid expenses and other current assets	2,444	—		2,444
Deferred income taxes	4,712	—	(3)	4,712

Total current assets	107,010	(12,579)		94,431

Property, plant and equipment, net	104,000	—		104,000
Goodwill	71,492	152,466	(1)(5)	223,958
Intangible and other assets, net	7,800	10,493	(3)(4)(6)	18,293
Due from Stanadyne Automotive Holding Corp.	4,269	(4,269	)(8)	—

Total assets	$294,571	$146,111		$440,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,063	$—		$26,063
Accrued liabilities	34,243	(2,010	)(7)	32,233
Current maturities of long-term debt	7,123	(2,921	)(9)	4,202
Current installments of capital lease obligations	292			292

Total current liabilities	67,721	(4,931)		62,790

Long-term debt, excluding current maturities	87,753	137,814	(9)	225,567
Capital lease obligations, excluding current installments	638	—		638
Other noncurrent liabilities	50,990	(4,500	)(4)	46,490

Total liabilities	207,102	128,383		335,485

Minority interest in consolidated subsidiary	197	—		197
Commitments and contingencies

Stockholders’ equity:
Common stock	—	—		—
Additional paid-in capital	59,858	45,142	(1)(11)	105,000
Other accumulated comprehensive income	2,500	(2,500	)(11)	—
Retained earnings	24,914	(24,914	)(11)	—

Total stockholders’ equity	87,272	17,728		105,000

Total liabilities and stockholders’ equity	$294,571	$146,111		$440,682

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2004

(Dollars in thousands, except where noted otherwise)

(1)	The following table as of March 31, 2004 sets forth the excess purchase price related to the Transactions):

Cash proceeds to existing equity holder	$214,400
Proceeds to repay existing indebtedness	90,100
Expenses related to the Transactions	17,500
Net change in cash from Transactions	8,000

Total consideration	330,000
Allocated to:
Net assets acquired	83,042
Net change in cash from Transactions	8,000
Deferred financing costs for new debt	15,000

Excess purchase price	$223,958

The excess purchase price will be allocated based upon the completion of a valuation of Stanadyne’s assets and liabilities, which will be performed subsequent to the closing of the Transactions. Until such time, the excess purchase price over carrying value of net assets will be recorded as goodwill. Potential adjustments to purchase price related to working capital, as defined in the stock purchase agreement, cannot be estimated at this time.

(2)	Reflects our estimate of the adjustment needed to reflect inventories at FIFO. Purchase accounting adjustments required to reflect fair market value cannot be estimated at this time.

(3)	Deferred income tax balances established prior to the Transactions have not been adjusted. They will be adjusted based on completion of the final purchase accounting.

(4)	Eliminates intangible assets and additional minimum pension liabilities related to Stanadyne’s defined benefit pension plan and to record new liability to be established representing the excess of the projected benefit obligation over the fair value of the assets of the defined benefit pension plan as follows:

Elimination of amounts recorded prior to the Transactions:
Pension intangible asset	$(2,158)
Minimum pension liability	3,028

870
Additional pension liability to be recorded	(9,834)

Net pension adjustment	$(8,964)

Also reflects an adjustment to recognize unamortized actuarial gains related to Stanadyne’s postretirement benefit plan of $11.3 million.

(5)	Eliminates historical goodwill of $71.5 million.

(6)	Reflects the adjustments with respect to deferred financing fees as follows:

Write-off of deferred financing costs related to existing debt	$(2,349)
Deferred financing costs related to the Transactions	15,000

$12,651

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2004

(Dollars in thousands, except where noted otherwise)

(7)	Eliminates accrued interest of $2.0 million on existing indebtedness to be repaid in connection with the Transactions.

(8)	Eliminates amounts due to Stanadyne’s existing parent prior to the Transactions.

(9)	Reflects (i) the issuance of $225.0 million of indebtedness consisting of $160.0 million of senior subordinated notes and $65.0 million term loan and (ii) payment of approximately $90.0 million of existing indebtedness consisting of $66.0 million of senior subordinated notes and approximately $24.0 million of term loans.

(10)	Records costs related to the Transactions.

(11)	Reflects the issuance of new shares resulting in proceeds of $105.0 million.

STANADYNE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(Dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$290,199	$—		$290,199
Cost of goods sold	234,108	—		234,108

Gross profit	56,091	—		56,091

Selling, general and administrative expenses	32,769	782	(1)	33,551

Operating income	23,322	(782)		22,540

Other income (expenses):
Gain from extinguishment of debt	715	(715	)(2)	—
Interest, net	(8,257)	(12,525	)(3)	(20,782)

Income before income taxes and minority interest	15,780	(14,022)		1,758
Income taxes	6,897	(6,129	)(4)	768

Income before minority interest	8,883	(7,893)		990
Minority interest in loss of consolidated subsidiary	245	—		245

Net income	$9,128	$(7,893)		$1,235

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

STANADYNE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2004

(Dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$81,957	$—		$81,957
Cost of goods sold	65,216	—		65,216

Gross profit	16,741	—		16,741

Selling, general and administrative expenses	8,145	405	(1)	8,550

Operating income	8,596	(405)		8,191

Other income (expenses):
Interest, net	(1,966)	(3,263	)(2)	(5,229)

Income before income taxes and minority interest	6,630	(3,668)		2,962
Income taxes	2,520	(1,394	)(4)	1,126

Income before minority interest	4,110	(2,274)		1,836
Minority interest in loss of consolidated subsidiary	41	—		41

Net income	$4,151	$(2,274)		$1,877

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

STANADYNE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED MARCH 31, 2004

(Dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$301,289	$—		$301,289
Cost of goods sold	242,267	—		242,267

Gross profit	59,022	—		59,022
Selling, general and administrative expenses	32,233	1,459	(1)	33,692

Operating income	26,789	(1,459)		25,330
Other income (expenses):
Loss on the extinguishment of debt	(98)	98	(3)	—
Interest, net	(8,099)	(12,719	)(2)	(20,818)

Income before income taxes and minority interest	18,592	(14,080)		4,512
Income taxes	8,116	(6,146	)(4)	1,970

Income before minority interest	10,476	(7,934)		2,542
Minority interest in loss of consolidated subsidiary	213	—		213

Net income	$10,689	$(7,934)		$2,755

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands, except where noted otherwise)

(1)	The following summarizes the pro forma adjustments to selling, general and administrative expenses.

	Year Ended December 31, 2003	Three Months Ended March 31, 2004	Twelve Months Ended March 31, 2004
Decrease in sponsor fees	$(711)	$(204)	$(786)
Eliminate amortization of post retirement healthcare and life insurance actuarial gains and prior service costs	2,067	666	2,733
Elimination of pension related actuarial losses and amortization of prior service costs	(574)	(57)	(488)

Net adjustment to selling, general and administrative expenses	$782	$405	$1,459

(2)	Includes $0.7 million for the year ended December 31, 2003 and $(0.1) million for the twelve months ended March 31, 2004 in adjustments to eliminate gains (losses) from extinguishment of debt.

	Year Ended December 31, 2003	Three Months Ended March 31, 2004	Twelve Months Ended March 31, 2004
Interest on new borrowings (a)	$18,613	$4,653	$18,613
Increase in amortization of deferred financing costs	2,045	568	2,110
Less historical interest expense being replaced	(8,133)	(1,958)	(8,004)

Net adjustment to interest expense	$12,525	$3,263	$12,719

(a)	Represents pro forma interest expense calculated using assumed interest rates on (i) the new $65.0 million term loan under the new senior secured term facility and (ii) the $160.0 million in senior subordinated notes. Each quarter point change in interest rates would result in a $0.6 million change in annual pro forma interest expense.

(3)	Reflects change in interest expense as a result of the new financing arrangements to be entered into in connection with the Transactions.

(4)	Reflects tax effect of the pro forma adjustments.

(5)	Our pro forma adjustments do not include additional depreciation and amortization expense on any increase in intangibles assets and property plant and equipment values based on appraisals to be undertaken following the Transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANADYNE CORPORATION

By:	/s/ Stephen S. Langin
Name:	Stephen S. Langin
Title:	Vice President and Chief Financial Officer

Date: July 22, 2004